UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549


                                    Form 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                February 13, 2006
                                -----------------
               (Date of Report - Date of earliest event reported)
               --------------------------------------------------




                               THE GSI GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)
             ------------------------------------------------------

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)
                 ----------------------------------------------


                333-43089                             37-0856587
         (Commission File Number)          (IRS Employer Identification No.)
         ------------------------          ---------------------------------



                     1004 E. ILLINOIS STREET
                       ASSUMPTION, ILLINOIS                   62510
          (Address of Principal Executive Offices)          (Zip Code)
          ----------------------------------------          ----------



                                (217)   226-4421
              (Registrant's Telephone Number, Including Area Code)
              ----------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

          (a) On February 16, 2006, the Company entered into an Executive Severance and Restrictive Covenant Agreement, dated as of February 13, 2006, with John W. Henderson (the "Henderson Agreement") in connection with his appointment as Chief Financial Officer. Under such agreement, Mr. Henderson is employed at-will, will receive an annual base salary of $200,000 and will be eligible to receive discretionary annual performance bonuses as determined by the Company's Board of Directors. Mr. Henderson will be entitled to participate in benefit plans and programs maintained by the Company from time to time and generally made available to its senior executive officers. The Company has also agreed to indemnify Mr. Henderson from certain liability that he may incur in connection with his employment by the Company. Such agreement includes provisions that prohibit Mr. Henderson from competing with or soliciting clients of the Company during his employment period and for a period of 12 months thereafter, soliciting employees of the Company during his employment period and for a period of three years thereafter or disclosing confidential information of the Company or its subsidiaries or affiliates. In addition, such agreement imposes certain obligations on the Company upon the termination of Mr. Henderson's employment, including, under certain circumstances, the payment of severance and the continuation of benefits for a period of one year and the continued vesting and exercisability of certain equity based compensation. In the event of the breach by Mr. Henderson of any of the restrictive covenants described above, Mr. Henderson will forfeit certain severance payments, equity based compensation and amounts received in connection with such equity based compensation. A copy of the Henderson Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (b) (c) Effective February 13, 2006, John W. Henderson, age 42, has joined The GSI Group, Inc. (the "Company") as its Chief Financial Officer, replacing Robert E. Girardin, who had been Interim Chief Financial Officer since January 30, 2006.
     Mr. Henderson has more than twenty years of experience with Case Corporation and its successor company CNH Global, a global leader in construction and agricultural equipment, and its affiliates, including the past eight years as a Vice President. He was most recently Vice President and Controller, North American Agricultural Business.
      Mr. Henderson holds a Bachelor of Science Degree from the University of Wisconsin and a Masters of Business Administration from Marquette University.
     Mr. Henderson is an investor in the parent corporation of this Company, and as an officer he will be eligible to participate in stock option grants from this Company and/or its parent corporation.

     (d) Effective February 15, 2006, the Company, by action of its Board of Directors to fill a newly-created vacancy on the Board of Directors, appointed Paul W. Farris, age 59, as a director. Mr. Farris is the Landmark Communications Professor of Business Administration at the Darden School of
Business of the University of Virginia, where he teaches marketing and e-business courses in the school's MBA, doctoral and executive programs. Prior to his appointment to the Darden faculty in 1980, he taught at the Harvard Business School, and previously worked in marketing management for Unilever in Germany and for the Lintas advertising agency. He currently serves on the Board of Directors of Sto, Inc. Mr. Farris holds a Bachelor's Degree in Science from the University of Missouri, an MBA from the University of Washington and a DBA from Harvard.
     It is expected that Mr. Farris will be named to the Audit and Compensation Committees of the Board of Directors.
     Mr. Farris is an investor in the parent corporation of this Company, and as a director he will be eligible to participate in stock option grants from this Company and/or its parent corporation.
     Mr. Farris is to be compensated for his service as a director with an annual fee of $25,000 to be paid by the Company.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS.

(d)     Exhibits.

EXHIBIT
NUMBER          EXHIBIT  TITLE
------          --------------
10.1 Executive Severance and Restrictive Covenant Agreement, dated as of February 13, 2006, between The GSI Group, Inc. and John W. Henderson.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                          THE  GSI  GROUP,  INC.


                                                   By:/s/John W. Henderson
                                                      Name:  John  W.  Henderson
                                                      --------------------------
                                                  Title: Chief Financial Officer

Date:  February  16,  2006

                                  EXHIBIT INDEX


EXHIBIT
NUMBER          EXHIBIT  TITLE
------          --------------
10.1 Executive Severance and Restrictive Covenant Agreement, dated as of February 13, 2006, between The GSI Group, Inc. and John W. Henderson.